NewLink Genetics Corporation Nasdaq: NLNK May 3, 2018 First Quarter 2018 Financial Results

Agenda 2 Introduction  Jack Henneman, Executive Vice President & CFO IDO Pathway Program Developments & Outlook  Charles J. Link, Jr., M.D., Chairman, CEO & CSO Clinical Updates & Guidance on Timing of Data  Eugene P. Kennedy, M.D., Chief Medical Officer First Quarter 2018 Financial Results  Jack Henneman

Cautionary Note Regarding Forward-Looking Statements This presentation contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this presentation are forward- looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "target," "potential," "will," "could," "should," "seek" or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about NewLink Genetics' financial guidance for 2018; results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; its plans related to execution of clinical trials; plans related to moving additional indications into clinical development; NewLink Genetics' future financial performance, results of operations, cash position and sufficiency of capital resources to fund its operating requirements; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in "Risk Factors" and elsewhere in NewLink Genetics' Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this presentation represent NewLink Genetics' views as of the date of this presentation. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics' views as of any date subsequent to the date of this presentation. 3

Recent Highlights  Presented two abstracts at AACR Annual Meeting, April 2018 – Abstract 3753 – Indoximod modulates AhR-driven transcription of genes that control immune function – Abstract 10973 – Front-line therapy of DIPG using the IDO pathway inhibitor indoximod in combination with radiation and chemotherapy  Finalized novel formulation of indoximod  Appointed two new members to the Board of Directors 4

Upcoming Milestones 2018  Abstracts accepted for presentation at ASCO Annual Meeting, June 2018 – Abstract 9512 – Phase 2 trial of the IDO pathway inhibitor indoximod plus checkpoint inhibition for the treatment of patients with advanced melanoma – Abstract 4015 – Phase 2 trial of the IDO pathway inhibitor indoximod plus gemcitabine / nab- paclitaxel for the treatment of patients with metastatic pancreas cancer  Accepted for presentation at the 18th International Symposium on Pediatric Neuro- Oncology (ISPNO), July 2018 – Radio-immunotherapy using the IDO pathway inhibitor indoximod for children with newly- diagnosed DIPG  Data from Phase 1b trial of indoximod plus standard-of-care chemotherapy for patients with newly diagnosed acute myeloid leukemia (AML) intended to be presented 2H 2018 5

Indoximod Mechanism of Action

A Unique Approach to Reversing Immunosuppression

- Indoximod is an orally administered, small-molecule IDO pathway inhibitor that reverses the immunosuppressive effects of low tryptophan and high kynurenine that result from IDO activity
- Indoximod has immunostimulatory effects involving 4 main cell types: CD8+ T cells, CD4+ T helper cells, T regulatory cells, and dendritic cells
  - Reverses the effects of low tryptophan by increasing proliferation of effector T cells
  - Drives differentiation into T helper cells vs regulatory T cells
  - Downregulates IDO expression in dendritic cells
- Potential synergy has been shown with checkpoint blockade, chemotherapy, radiation and vaccines



Enhances Helper T:Treg balance
Treg
CD4+ T cell
Helper T cell
Treg
CD4+ T cell
Helper T cell
Indoximod
CD8+ T cell
DC
IDO+
IDO↓
Drives CD8+ T cell proliferation
Downregulates IDO protein

IDO, indoleamine 2,3-dioxygenase; Treg, T regulatory cell; DC, dendritic cell.
Brincks EL, *et al.* AACR 2018. Abstract 3753.

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Indoximod vs Epacadostat: A Different Mechanism of Action

Indoximod Drives Differentiation of Helper vs Regulatory T Cells


Indoximod
TH17
Treg
% foxp3+ among CD4+CD25+ cells
% IL-17+ among CD4+ cells
Log [Indoximod] (μM)
100
80
60
40
20
0
-1
0
1
2
3

Foxp3 EC_{50} = 8.5 μM   Th17 EC_{50} = 8.8 μM


Epacadostat
% foxp3+ among CD4+CD25+ cells
No KYN Control
+ KYN Control
Log [Epacadostat] (μM)
60
50
40
30
20
10
0
-4
-3
-2
-1
0

Brincks EL, *et al.* AACR 2018. Abstract 3753.

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Encouraging Early Results for Patients with Newly Diagnosed DIPG 8  Example of significant response in 9.4-yr-old patient . Johnson T, et al. AACR 2018. Plenary #10973.

Financial Position Q1 2018 End Cash and Equivalents $143.9 million YE 2018 Cash Projected To be updated on Q2 call Shares Outstanding as of March 31, 2018 37.2 Million 9

NewLink Genetics: Key Takeaways Indoximod, an Immuno-oncology Candidate with Differentiated MOA  Indoximod has a differentiated mechanism of action (MOA)  Reverses the effects of low tryptophan by increasing proliferation of effector T cells  Drives differentiation into T helper cells vs regulatory T cells  Downregulates IDO expression in dendritic cells  Promising clinical activity of indoximod in combination with  Chemotherapy in AML  Radiation and chemotherapy in DIPG  Checkpoint blockade in melanoma  Additional indoximod data to be presented at upcoming medical conferences  Melanoma & Pancreatic Cancer: Final Phase 2 results at ASCO, June 2018  DIPG: Updated Phase 1b data at ISPNO, July 2018  AML: Updated Phase 1b data intended 2H 2018 10

11 Q & A